UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MRIN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On October 19, 2021, the Board of Directors (the “Board”) of Marin Software Incorporated (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Diena Lee Mann, effective immediately, to serve as a Class II director to hold office for a term expiring at the Company’s 2024 annual meeting of stockholders, which is the next stockholder meeting at which Class II directors will be elected. In connection with Ms. Mann’s appointment to the Board, the Board, in accordance with the Bylaws of the Company, expanded the authorized size of the Board from five directors to six directors. The Board also appointed Ms. Mann to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board.

In connection with her service as a director, Ms. Mann will receive the Company’s standard non-employee director cash and equity compensation. She will receive a $35,000 annual retainer for her service as a director, $5,000 for her service as a member of the Audit Committee and $2,500 for her service on the Compensation Committee, each which will be pro-rated for the remainder of the calendar year 2021. Ms. Mann will also be eligible for a grant of restricted stock units under the Company’s 2013 Equity Incentive Plan, with a grant date fair value of $135,000, which award will vest in three equal annual installments on the date of the Company’s annual stockholder meeting in each of 2022, 2023 and 2024. There is no understanding or arrangement between Ms. Mann and any other person pursuant to which she was appointed as a director. There is no family relationship between Ms. Mann and any director or officer of the Company, and except as stated herein, Ms. Mann does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, Ms. Mann is expected to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2019.

On October 20, 2021, the Company issued a press release announcing the appointment of Ms. Mann to the Board. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Marin Software Incorporated, dated October 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Marin Software Incorporated

Date: October 20, 2021	By:	/s/ Bob Bertz
Bob Bertz
Chief Financial Officer